Exhibit 10.15

Gewerberaummietvertrag 72379 Hechingen, Lotzenäcker 23	Commercial Lease Agreement 72379 Hechingen, Lotzenäcker 23

Zwischen	Between

(1) Herrn Lars Sunnanväder, Silber- burgstraße 12, 72379 Hechingen, – nachstehend “Vermieter” genannt – und	(1) Mr Lars Sunnanväder, Silberburgstraße 12, 72379 Hechingen, – hereinafter referred to as “Lessor” – and

(2) JOTEC GmbH, Lotzenäcker 23/25, 72379 Hechingen	(2) JOTEC GmbH, Lotzenäcker 23/25, 72379 Hechingen

– nachstehend “Mieter” genannt –	– hereinafter referred to as “Lessee” –

– nachstehend Vermieter und Mieter ge- meinsam die “Parteien” genannt –	– Lessor and Lessee hereinafter jointly referred to as the “Parties” –

wird folgender Gewerberaummietvertrag geschlossen:	the following lease agreement concerning commercial premises is concluded:

§ 1 Mietgegenstand	Article 1 Lease Object

(1) Der Vermieter ist Eigentümer des in 72379 Hechingen, Lotzenäcker 23, gelegenen Grundstücks (im Folgen- den: “Lotzenäcker 23”).	(1) Lessor is the owner of the property located in 72379 Hechingen, Lotzenäcker 23 (hereinafter referred to as “Lotzenäcker 23”).

(2) Der Mietgegenstand (“Mietobjekt” oder “Mietgegenstand”) erstreckt sich auf die gesamte Liegenschaft Lotzenäcker 23.	(2) The lease object (“Lease Object” or “Leased Object”) extends to the entire property Lotzenäcker 23.

(3) Die Parteien sind bereits durch einen Mietvertrag vom 30. Juni 2002 mit Ergänzungsvereinbarungen vom 10.	(3) The Parties are already connected by a lease agreement dated 30 June 2002 with supplementary agreements dated

Juni 2008, 03. November 2011, 30. März 2015 und 19. Juni 2017 (der “bisherige Mietvertrag”) betreffend die Liegenschaft Lotzenäcker 23 verbunden.	10 June 2008, 3 November 2011, 30 March 2015 and 19 June 2017 (the “initial agreement”) concerning the Lotzenäcker 23 property.

Mit diesem Vertrag wird das Miet-
verhältnis zusammengefasst und
insgesamt neu geregelt und der bis-
herige Mietvertrag dementsprechend
mit Wirkung zum 31.08.2017, 24.00
Uhr, aufgehoben. Ab 01.09.2017,
0.00 Uhr, gilt für die Rechtsbezie-
hung der Parteien bezüglich der Lie-
genschaften Lotzenäcker 23 aus-
schließlich der vorliegende Mietver-
trag.

With this contract, the lease
relationship is newly regulated and the
initial agreement is rescinded
accordingly with effect from 31 August
2017, 24:00 hrs. From 01.09.2017,
0:00 hrs, only this present lease
agreement shall apply to the legal
relationship between the parties with
regard to Lotzenäcker 23.

§ 2 Nutzung, Untervermietung, Konkur- renzschutz und Betriebspflicht	Article 2 Use, Sublease, Protection From Competition And Obligation to Operate

(1) Nutzung der Räume.	(1) Use of the premises.

a) Die Vermietung erfolgt zu fol- genden Zwecken:	a) The intended usage of the premises is as follows:

- Entwicklung,	- Development,

- Produktion, und	- Production, and

- Vertrieb	- Distribution

von medizintechnischen Erzeugnissen.	of medical-technical products.

b) Der Vermieter steht dafür ein, dass die erforderlichen bau- rechtlichen Genehmigungen	b) The Lessor is responsible for maintaining the required permits under building law for the usage

für die in a) genannte Nutzung
vorliegen. Der Vermieter über-
nimmt keine Haftung dafür,
dass notwendige behördliche
Genehmigungen für den vor-
gesehenen Geschäftsbetrieb
des Mieters vorliegen oder er-
teilt werden, sofern die Ge-
nehmigungen nicht aus Grün-
den versagt oder aufgehoben
werden, die auf der Beschaf-
fenheit oder Lage des Mietob-
jekts beruhen.

defined in a). Lessor will not
assume any liability in terms of
whether official permits required
for Lessee’s intended business
operations are or will be issued,
unless the permits are refused or
revoked for reasons relating to
the condition or location of the
Lease Object.

c) Der Mieter darf die Mieträume nur zu den in § 2 des Mietver- trags genannten gewerblichen Zwecken nutzen. Eine beab- sichtigte Nutzungsänderung bedarf der schriftlichen Zu- stimmung des Vermieters.	c) Lessee may use the leased premises only for the commercial purposes specified in Article 2 of the Lease Agreement. Each and any intended change in use requires the prior written permission of Lessor.

(2) Untervermietung der Räume	(2) Sublease of the Premises

Der Mieter ist mit vorheriger schriftli-
cher Zustimmung des Vermieters zur
vollständigen oder teilweisen Unter-
vermietung des Mietgegenstands im
Rahmen des Mietzwecks berechtigt.
Der Vermieter kann seine Zustim-
mung zur Untervermietung nur aus
wichtigem Grund verweigern. Die
Zustimmung ist nicht erforderlich bei
Untervermietung an mit dem Mieter
verbundene Unternehmen gem. § 15
AktG.

Lessee is entitled to completely or
partly sublet the Lease Object with
prior written consent of Lessor, within
the framework of the lease purpose.
Lessor can only deny consent for
compelling reasons. Consent is not
required in case of sublease to
companies affiliated with Lessee
pursuant to § 15 of the German Stock
Corporation Act (AktG).

(3) Außer in den Fällen des § 566 BGB ist eine rechtsgeschäftliche Übertra- gung der vermieterseitigen Rechte und Pflichten auf einen Dritten aus- geschlossen.	(3) (3) Except in the cases of § 566 BGB (German Civil Code) a transfer of the landlord’s rights and obligations to a third party is excluded.

§3 Zustand der Räume	Article 3 Shape of Premises

(1) Der Mietgegenstand wird durch den Mieter bereits genutzt.	(1) The Lease Object is already in use by the Lessee.

(2)   Der Mieter ist berechtigt, Um-, An-
und Einbauten sowie mit dem Miet-
gegenstand fest verbundene Einrich-
tungen, die der vertragsgemäße Ge-
brauch fordert, mit Zustimmung des
Vermieters vorzunehmen. Die Zu-
stimmung darf nur aus wichtigem
Grund versagt werden.

(2)   With the consent of Lessor, Lessee
may carry out conversions, extensions,
and installations and firmly affix
facilities to the Lease Object that are
required for contractual use. Such
consent may be refused only for good
reason.

(3)   Der Mieter ist verpflichtet, die gemie-
teten Räume in ordnungsgemäßen
Zustand zu erhalten und bei Beendi-
gung des Mietverhältnisses in ord-
nungsgemäßen Zustand am letzten
Tag der Laufzeit zurückzugeben.

(4)   Im Falle einer Beendigung des Miet-
verhältnisses ist der Mieter verpflich-
tet, den bei Beginn des Anwen-
dungszeitraums der hier vorliegen-
den Vertragsfassung vorhandenen
Zustand bis spätestens zum letzten
Tag der Laufzeit wieder herzustellen.
Entfernt der Mieter Einrichtungen, so
hat er dafür zu sorgen, dass die
Mietsache sich wieder in dem ur-
sprünglichen, ordnungsgemäßen
Zustand befindet.

(3)   The Lessee is obliged to keep the
rented rooms in proper condition and to
return them to the tenant in proper
condition on the last day of the contract
period upon termination of the tenancy.

(4)   In the event of termination of the rental
agreement, the Lessee shall be obliged
to restore the existing condition at the
beginning of the period of application of
the present version of the contract by
no later than the last day of the
contract period. If the Lessee removes
furnishings, it must ensure that the
leased property is returned to its
original, orderly condition.

§4 Laufzeit, Optionsrecht, Vorkaufsrecht	Article 4 Term, Option Right, Pre-emptive right

(1) Das Mietverhältnis hat eine feste Mietzeit, welche am 31.12.2030 en-	(1) The lease has a fixed term which ends on 31 December 2030.

det.

(2)   Dem Mieter wird das Recht einge-
räumt, die feste Mietzeit einmal
durch einseitige Erklärung um weite-
re 10 (zehn) Jahre zu verlängern
(,,Optionsrecht”). Der Mieter hat das
Optionsrecht spätestens 9 (neun)
Monate vor Ablauf der festen Mietz-
eit gegenüber dem Vermieter schrift-
lich auszuüben.

(2)   The Lessee may give one-sided notice
to extend the Initial Term by a period of
another 10 (ten) years (“Option Right”).
The Lessee may exercise the Option
Right by written notice to the Lessor to
be given no later than 9 (nine) months
before the end of the Initial Term.

(3)   Nach Ablauf der Grundmietzeit ein-
schließ1ich eventueller Verlängerun-
gen infolge Ausübung eines Options-
rechts verlängert sich das Mietver-
hältnis jeweils um ein Jahr, wenn
nicht eine der Parteien spätestens
6 Monate vor Ablauf der Mietzeit der
automatischen Verlängerung kün-
digt.

(3)   At the end of the basic lease term,
including any possible extensions
caused by the Lessee’s usage of his
Option Right, and in the event that
neither of the parties issues a
termination no later than 6 months
before the end of the lease term.

(4)   Im Falle der Veräußerung der Miet-
sache bzw. des gesamten Grund-
stücks durch den Vermieter erhält
der Mieter vom Vermieter ein Vor-
kaufrecht an der Mietsache/an dem
Grundstück. Der Vermieter wird die-
ses Vorkaufrecht nach Vertragsun-
terzeichnung unverzüglich durch ei-
nen Notar ins Grundbuch mit folgen-
dem lnhalt eintragen lassen und dem
Mieter eine beglaubigte Kopie über
diese Eintragung ins Grundbuch
überlassen:

(4)   In the event of the sale of the leased
property or the entire property by the
Lessor, the Lessor shall grant the
Lessee a pre-emption right to the
leased property/land. The landlord will
have the pre-emption right entered in
the land register by a notary public
immediately after signing the contract
with the following content and will
provide the tenant with a certified copy
of this entry in the land register:

Herr Lars Sunnanväder, Silber- burgstraße 12, 72379 Hechingen - nachstehend der ,,Besteller” - räumt hiermit der JOTEC GmbH, Hechingen,	Mr. Lars Sunnanväder, Silber- burgstraße 12,72379 Hechingen hereinafter referred to as the “Owner” - hereby grants to JOTEC GmbH, Hechingen, Germany,

- nachstehend der ,,Berechtigte”-	- hereinafter referred to as the “Beneficiary” -

an dem Grundstück Lotzenäcker 23, Hechingen, eingetragen im Grund- buch des Amtsgerichts Sigmaringen, Blatt Stein 594, Nr. 4, Flurstück 1228/5, ein dingliches Vorkaufsrecht nach folgender Maßgabe ein:

regarding the property Lotzenäcker 23,
Hechingen, registered in the land
register of the Local Court
Sigmaringen, sheet Stein 594, No. 4,
parcel 1228/5, a right of first refusal in
rem subject to the following conditions:.

Das Vorkaufsrecht soll nur für-den
ersten Verkaufsfall entstehen, aber
unabhängig davon, ob das Grund-
stück durch den Besteller oder durch
einen Rechtsnachfolger veräußert
wird. Ein allfälliger Übertrag des
Grundstücks vom Besteller auf des-
sen Ehegattin oder dessen Nach-
kommen in gerader Linie gilt nicht
als erster Verkaufsfall im Sinne die-
ser Bestimmung. Das Vorkaufsrecht
kann nur innerhalb einer Frist von
zwei Monaten seit Empfang der Mit-
teilung über den abgeschlossenen
Kaufvertrag ausgeübt werden. Das
Vorkaufsrecht ist nicht übertragbar
und nicht vererblich.

The pre-emption right shall only be
granted for the first sale case, but
irrespective of whether the property is
sold by the Owner or by a legal
successor. A possible transfer of the
property from the Owner to his spouse
or to any descendants is not
considered as a first sale case for the
purposes of this provision. The pre-
emption right may only be exercised
within a period of two months after
receipt of the notification of the contract
of sale. The pre-emption right is not
transferable and cannot be inherited.

Der Besteller bewilligt und der Be-
rechtigte beantragt die Eintragung
dieses Vorkaufsrechts an nächstof-
fener Rangstelle in das Grundbuch.
Bis zur Eintragung ist das Vorkaufs-
recht auch als schuldrechtliches
Vorkaufsrecht vereinbart.

The purchaser approves and the
Beneficiary applies for the registration
of this pre-emption right at the nearest
place of priority in the land register.
Until registration, the pre-emption right
is also agreed upon as a right of first
refusal under the law of obligation.

	§ 5		Article 5
	Miete und Nebenkosten		Rent and Ancillary Costs

(1)	Als monatliche Grundmiete wird ver-einbart:	(1)	The monthly base rent is agreed on as follows:

	EUR 59‘000.00 netto zuzüglich der Umsatzsteuer in gesetzlicher Höhe von derzeit 19% (EUR 11‘210.00), insgesamt EUR 70’210.00 pro Mo-nat.		EUR 59‘000.00 net plus VAT at the current rate of 19% (EUR 11‘210.00), total EUR 70’210.00 per month.

(2)	Neben der Grundmiete hat der Mieter Nebenkosten wie folgt zu tragen:	(2)	In addition to the basic rent, the Lessee shall bear incidental expenses as follows:

Hinsichtlich der Liegenschaft Lot-zenäcker 23 hat der Mieter die durch ihn verursachten Heizungs-, Wasser-und Stromkosten sowie die Gebühren und Kosten für Gebäudereinigung, Straßenreinigung, Entwässerung, Müll-abfuhr, Schornsteinfeger, Pflege (inkl.Reinigung) der Aussen- und Gartenan-lagen, Gebäudeversicherung und Brandmeldeanlage zu tragen.

With regard to the Lotzenäcker 23 property, the Lessee shall bear the heating, water and electricity costs caused by him/her as well as the fees and costs for cleaning of buildings, street cleaning, drainage, garbage disposal, chimney sweep, maintenance (incl. cleaning) of outdoor facilities and gardens, building insurance and fire alarm system.

(3)	Zusätzlich fällt Umsatzsteuer in gesetz-licher Höhe von derzeit 19 % an.	(3)	VAT at the current rate of 19 % will additionally apply.

	§ 6		Article 6
	Wertsicherungsklausel		Indexation Clause

Ändert sich der Verbraucherpreisindex für Deutschland auf der Grundlage des Basis-jahres 2010 = 100 nach den Feststellungen des Statistischen Bundesamtes oder einer Nachfolgeorganisation gegenüber dem Stand zum Beginn der Geltung dieser vorlie-genden Fassung des Mietvertrages bzw.

If the consumer price index for Germany changes on the basis of the base year 2010 = 100 in accordance with the findings of the Federal Office for Consumer Prices or a successor organisation compared with the status at the beginning of the validity of this current version of the rental agreement or at zum Zeitpunkt der letzten Mietanpassung aufgrund dieser Wertsicherungsklausel um mindestens 5%, so kann jede Partei eine Anpassung der Miete in dem gleichen pro-zentualen Verhältnis zum auf den Eingang des Anpassungsverlangens folgenden Mo-natsbeginn verlangen.

the time of the last rent adjustment on the basis of this index clause by at least 5%, each party may make an adjustment of the rent in the same percentage ratio to the amount received.

	§7		Article 7
	Mietzahlung		Rent Payment

Die Miete ist monatlich im Voraus, spätes-tens am 5. Werktag des Monats porto- und spesenfrei auf das Konto des Vermieters IBAN DE48 6005 0101 7475 3024 46 zu zah-len. Die Nebenkosten werden dem Mieter separat in Rechnung gestellt.

The rent is payable monthly in advance, free of postal charges and expenses, no later than on the fifth working day of the month, to the Lessors account IBAN DE48 6005 0101 7475 3024 46. The operating and ancillary costs are invoiced separately.

	§8		Article 8
	Verkehrssicherungspflicht		Legal Duty to Ensure Safety

Der Mieter trägt die Verkehrssicherungs-pflicht für das Mietobjekt sofern der Vermie-ter keine anderweitigen Regelungen getrof-fen hat und stellt den Vermieter von Ansprü-chen Dritter aus der Verletzung dieser Ver-kehrssicherungspflicht auf erste Anforderung frei. Der Mieter übernimmt es, insbesondere die Gehwege und Zuwege vor und zu dem Mietobjekt von Schnee zu räumen und ge-gen Glatteis zu streuen. Das gleiche gilt für den Parkplatz und dessen Zufahrten und Zuwege.

Lessee bears the legal duty to ensure safety within the Lease Object unless Lessor has made any other such provisions, and Lessee will hold Lessor harmless upon first demand from claims of third parties arising from any breach of such duty. Lessee assumes the responsibility of removing snow particularly from the walkways and access routes to and from the Lease Object and gritting in the event of black ice. The same applies to the car park and the walkways and access routes to and from it.

	§9		Article 9
	Salvatorische Klausel		Severability Clause

(1)	Sollte eine oder mehrere Bestimmun-gen dieses Vertrages ganz oder teil-weise rechtsunwirksam sein oder wer-	(1)	If one or more provisions of this Agreement should be or become void in whole or in part, this will not affect den, so soll der Bestand der übrigen Bestimmungen hierdurch nicht berührt werden. Die Parteien verpflichten sich vielmehr, an einer Vereinbarung mit-zuwirken, die in wirtschaftlicher Hin-sicht dem ursprünglichen Parteiwillen soweit wie möglich entspricht. Entspre-chendes soll gelten, falls sich eine re-gelungsbedürftige Lücke aus diesem Vertrag ergeben sollte.

the validity of the other provisions . The parties undertake to work together to reach an agreement that reflects as closely as possible in economic terms the parties’ original intention. This applies mutatis mutandis if it should become apparent that a point that should have been provided for in this Agreement has been omitted.

(2)	Außer den in diesem Vertrag festgeleg-ten Vertragsbestimmungen sind keine Nebenabreden getroffen worden.	(2)	Beyond the contractual provisions set out in this Agreement, no side agreements have been concluded.

	§ 10		Article 10
	Änderungen und Ergänzungen, Schrift-		Amendments and Additions, Written
	form, Sprache und geltendes Recht		Form, Language and Governing Law

(1)	Änderungen und Ergänzungen dieses Vertrages einschließlich der Vertrags-anlagen und der Vertragsaufhebung bedürfen der Schriftform. Diese Klausel kann auch nicht mündlich abgeändert werden.	(1)	Amendments and additions to this Agreement, including its annexes and the mutually agreed termination of the Agreement, require written form. This clause may not be amended orally.

(2)

Den Mietvertragsparteien sind die be-sonderen gesetzlichen Schrifterforder-nisse der §§ 550 i.V.m. 578 Abs. 1 BGB bekannt. Sie sind sich darüber ei-nig, dass der Mietvertrag in schriftlicher Form gemäß §§ 550, 578 BGB ge-schlossen sein soll. Sie verpflichten sich hiermit gegenseitig, auf jederzeiti-ges Verlangen einer Partei alle Hand-lungen vorzunehmen und Erklärungen abzugeben, die erforderlich sind, um dem gesetzlichen Schriftformerforder-nis Genüge zu tun und den Mietvertrag nicht unter Berufung auf die Einhaltung der gesetzlichen Schriftform vorzeitig zu kündigen. Dies gilt nicht nur für den

		(2)

The Parties to the Lease Agreement are aware of the special statutory written form requirements contained in § 550 in conjunction with § 578 (1) of the Civil Code. They agree that the Lease Agreement is to be concluded in written form pursuant to § 550 and § 578 of the Civil Code . The parties hereby undertake towards one another to carry out all actions and to provide all declarations that are necessary to satisfy the statutory written form requirement at the request of either of the parties at any time and not to terminate the Lease Agreement ahead of time on the grounds of non-

Abschluss des Ursprungsvertrages, sondern auch für Nachtrags-, Änderungs- und Ergän-zungsverträge. lm Falle einer jeden Veräußerung des Mietgegenstandes ist es dem Erwerber nicht verwehrt, sich auf einen etwaigen Schriftformmangel zu berufen. Der Mieter verpflichtet sich jedoch, auf Verlangen des Erwerbers mit diesem einen Nachtrag, der der Schriftform entspricht, zu schließen, mit dem der lnhalt des vorstehenden Ab-satzes auch zum Vertragsgegenstand im Verhältnis Mieter / Erwerber ge-macht wird.

compliance with the statutory written form requirement. This applies not only to the conclusion of the original agreement, but also to all addenda, amendments and additional agreements. In the event of any sale of the Lease Object, the purchaser is not prohibited from pleading a possible defect in written form. If requested by the purchaser to do so, however, Lessee undertakes to conclude an addendum with the purchaser that satisfies the written form requirement, by way of which the content of the above paragraph is also made the subject matter of the contract in the relationship between Lessee and the purchaser.

(3)	lm Falle eines Widerspruchs zwischen der deutschen und der englischen Fas-sung dieser Vereinbarung ist die deut-sche Fassung maßgebend.	(3)	In case of any inconsistency between the German and the English version of this Agreement, the German version shall prevail.

(4)	Die vorliegende Vereinbarung unter-liegt dem deutschen Recht.	(4)	This Agreement shall be governed by and construed in accordance with German law.

Hechingen, den / the 02.11.2017	Hechingen, den / the 27.10.2017

Lars Sunnanväder	Thomas Bogenschütz
(Vermieter / Lessor)	(Mieter / Lessee)